Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Board of Directors
Initiates Quarterly Dividend Policy

Quarterly Cash Dividend of $0.05 to be Paid to Shareholders of Record as of March 1, 2010

WALTHAM, MA, February 8, 2010 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced that its board of directors approved the initiation of a quarterly dividend policy for its common stock.  The Board had approved the dividend policy at its January 18th meeting contingent on an amendment to the Company’s credit agreement and the closing of the sale of MicroFridge, which was announced in a separate press release today.

Mac-Gray declared a quarterly dividend of $0.05 per share payable on April 1, 2010 to shareholders of record of the Company’s common stock as of the close of business on March 1, 2010.

“Mac-Gray’s strategy has long been focused on becoming the industry leader in order to maximize shareholder value,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer. “After an extended period of growth, we view a dividend policy as a way to share our success and reward our shareholders for their loyalty. While we remain committed to growth as well as further debt reduction, at this time we believe that paying a dividend from our free cash flow is an appropriate use of our capital and is in the best interest of our shareholders.”

A quarterly dividend of $0.05, or $0.20 per share on an annual basis, would provide an annualized yield of 2.2% to shareholders, based upon Mac-Gray’s February 5 closing stock price of $9.06 per share.  The Board will review the dividend policy periodically and any changes in the dividend amount will be made after consideration of the needs of the business, trends in its cash flow, the interests of shareholders, and other factors.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.

Mac-Gray/2

Mac-Gray manages approximately 88,000 laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s plans for a quarterly cash dividend.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.